EXHIBIT (9)(AH)


              SHAREHOLDER SERVICING AGENT AGREEMENT
                      REVISED FEE SCHEDULE
                       as of March 1, 1997

Firstar Trust Company
P.O. Box 701
Milwaukee, WI 53201

Gentlemen:

          You currently serve as shareholder accounting agent to the Money Market Fund, Tax-Exempt Money Market Fund, U.S. Government Money Market Fund, U.S. Treasury Money Market Fund, Institutional Money Market Fund, Short-Term Bond Market Fund, Intermediate Bond Market Fund, Tax-Exempt Intermediate Bond Fund, Bond IMMDEX/TM Fund, Balanced Fund, Growth and Income Fund, Equity Index Fund, MidCore Growth Fund, Special Growth Fund, MicroCap Fund, and International Equity Fund (the "Funds") of Portico Funds, Inc. (the "Company") pursuant to a Shareholder Servicing Agreement dated March 23, 1988 as amended (the "Agreement"). Pursuant to Paragraph 5 of the Agreement, your compensation for the services provided to the Funds under the Agreement shall be determined in accordance with the Fee Schedules attached hereto.

          Please sign two copies of this letter where indicated to signify your agreement to the compensation terms set forth on the attached Fee Schedules for the Funds.

                                   Sincerely,

Dated: March 1, 1997               PORTICO FUNDS, INC.

                                   BY: /s/ Mary Ellen Stanek
                                       ----------------------
                                   Title:  Authorized Officer


ACKNOWLEDGED AND AGREED:

FIRSTAR TRUST COMPANY

By: /s/ Joseph Neuberger                Dated: March 1, 1997
    --------------------
Title: Vice President



                      FIRSTAR TRUST COMPANY
                MUTUAL FUND SHAREHOLDER SERVICES
                               FOR
                       PORTICO FUNDS, INC.
                       as of March 1, 1997

                        Money Market Fund
                  Tax-Exempt Money Market Fund
                U.S. Government Money Market Fund
                 U.S. Treasury Money Market Fund
                 Institutional Money Market Fund

Annual Fee Schedule
-------------------
   $20.00  per Shareholder account

   $ 5.00  per Telephone exchange

   $12.00  per Wire transfer

Minimum annual fees of $12,000 per Fund.

Fees billed monthly.

Plus out-of-pocket expenses including, but not limited to:

      Telephone (toll-free lines)                 Insurance
      Postage                           Programming
      Stationery / Envelopes                 Mailing
      Proxies                           Retention of Records
      Microfilm / Microfiche of Records      Special Reports
      All other out-of-pocket expenses

Plus, with respect to Two-Dimensional Transactions:

    $1.00 per Shareholder account to set-up
    $1.00 per Shareholder account to alter

              AUTOMATIC INVESTMENT PLAN PROCESSING
              ------------------------------------
  $125.00   per cycle
  $  0.50   per account set-up and/or change
  $  0.50   per item for AIP purchases
  $  3.50   per correction, reversal or return item


                      FIRSTAR TRUST COMPANY
                MUTUAL FUND SHAREHOLDER SERVICES
                               FOR
                       PORTICO FUNDS, INC.
                       as of March 1, 1997

      Short-Term Bond Market Fund            Intermediate Bond Market Fund
      Tax-Exempt Intermediate Bond Fund      Bond IMMDEX/TM
      Balanced Fund                          Growth & Income Fund
      Equity Index Fund                      MidCore Growth Fund
      Special Growth Fund                    MicroCap Fund
      International Equity Fund

Annual Fee Schedule
-------------------
   $15.00  per Shareholder account

   $ 5.00  per Telephone exchange

   $12.00  per Wire transfer

   $10.00  per NFS/NSCC networked account (Retail Class Only)

Minimum annual fees of $24,000 per Fund.

Fees billed monthly.

Plus out-of-pocket expenses including, but not limited to:
      Telephone (toll-free lines)            Insurance
      Postage                                Programming
      Stationery / Envelopes                 Mailing
      Proxies                                Retention of Records
      Microfilm / Microfiche of Records      Special Reports
      All other out-of-pocket expenses

Plus, with respect to Two-Dimensional Transactions:
      $1.00    per Shareholder account to set-up
      $1.00    per Shareholder account to alter

              AUTOMATIC INVESTMENT PLAN PROCESSING
              ------------------------------------
  $125.00   per cycle
  $  0.50   per account set-up and/or change
  $  0.50   per item for AIP purchases
  $  3.50   per correction, reversal or return item